IART-2024.12.31-EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-269922) and Form S-8 (Nos. 333-231709, 333-221210, 333-216212, 333-170210, 333-155263, 333-127488, 333-109042, 333-261744, 333-266353, and 333-282990) of Integra LifeSciences Holdings Corporation of our report dated February 25, 2025 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Florham Park, New Jersey
February 25, 2025